Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

September 2, 2013

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This communication is deemed an advertisement for the purposes of the U.K. prospectus rules and is not a prospectus or a prospectus equivalent document. Any decision to subscribe for, purchase, otherwise acquire, sell or otherwise dispose of any Verizon Communications Inc. shares must be made only on the basis of the information contained in and incorporated by reference into the prospectus expected to be published by Verizon in connection with the proposed transaction. Copies of the prospectus will be available from Verizon’s registered offices and on Verizon’s website at www.Verizon.com/investor.

VERIZON REACHES AGREEMENT TO ACQUIRE VODAFONE’S

45 PERCENT INTEREST IN VERIZON WIRELESS FOR $130 BILLION

Transaction Provides Verizon with 100 Percent Ownership of Verizon Wireless

Enhances Ability to Provide Customers with Seamless and Integrated Services

Transaction Expected to be Immediately Accretive to Verizon’s EPS

Verizon Board Authorizes 2.9 Percent Increase in Quarterly Dividend

NEW YORK – Verizon Communications Inc. (NYSE, Nasdaq: VZ) today announced that it has entered into a definitive agreement with Vodafone Group Plc (London, Nasdaq: VOD) to acquire Vodafone’s U.S. group with the principal asset of 45 percent of Verizon Wireless for $130 billion, consisting primarily of cash and stock. Verizon expects the transaction at close to be immediately accretive to the company’s EPS (earnings per share) by approximately 10 percent, without any one-time adjustments.

The transaction was unanimously approved by the boards of directors of Verizon and Vodafone, and is subject to customary closing conditions, including regulatory approvals and the approval of both companies’ shareholders. The transaction is expected to close in the first quarter of 2014.

The transaction would provide Verizon with 100 percent ownership of the industry-leading wireless carrier in the United States. As a wholly owned entity, Verizon Wireless will be better equipped to take advantage of the changing competitive dynamics in the market and capitalize on the continuing evolution of consumer demand for wireless, video and broadband services.

Lowell McAdam, Verizon chairman and CEO, said: “Over the past 13 years, Verizon Wireless has been a key driver of our business strategy, and through our partnership with Vodafone, we have made Verizon Wireless into the premier wireless provider in the U.S. The capabilities to wirelessly stream video and broadband in 4G LTE complement our other assets in fiber, global IP and cloud. These assets position us for the rapidly increasing customer demand for video, machine to machine and big data. We are confident of further growth in wireless, and our business in its entirety.”

McAdam continued: “This transaction will enhance value across platforms and allow Verizon to operate more efficiently, so we can continue to focus on producing more seamless and integrated products and solutions for our customers. We believe full ownership will provide increased opportunities in the enterprise and consumer wireline markets.”

McAdam concluded: “Verizon Wireless is the greatest wireless company in the world, and a big part of this success was due to the hard work of both partners, Vodafone and Verizon. The timing was right to execute a transaction that benefits both companies and their shareholders. Today’s announcement is a major milestone for Verizon, and we look forward to having full ownership of the industry leader in network performance, profitability and cash flow.”

Vittorio Colao, Vodafone Group CEO, said: “This transaction allows both Vodafone and Verizon to execute on their long-term strategic objectives. Our two companies have had a long and successful partnership and have grown Verizon Wireless into a market leader with great momentum. We wish Lowell and the Verizon team continuing success over the years ahead.”

Quarterly Dividend Increase

Demonstrating the importance of its dividend policy to deliver value for shareholders, Verizon also announced today that its Board of Directors has declared a quarterly dividend of 53 cents per outstanding share, an increase of 1.5 cents per share, or 2.9 percent, from the previous quarter. On an annual basis, this increases Verizon’s dividend 6 cents per share, from $2.06 to $2.12 per share.

Financing and Approvals

The transaction consideration of $130 billion consists of a combination of cash, Verizon common stock and other items.

Verizon will pay Vodafone $58.9 billion in cash. To fund this portion of the consideration, Verizon has entered into a fully executed $61.0 billion Bridge Credit Agreement with J.P. Morgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Bank of America, N.A. and Barclays. Verizon intends to reduce the commitments under the Bridge Credit Agreement with the issuance of permanent financing. In addition, Verizon expects to maintain capital structure, balance sheet and financial policies consistent with investment-grade credit metrics, in part based on 100 percent access to Verizon Wireless’ cash flow.

Verizon will also issue common stock currently valued at approximately $60.2 billion to be distributed to Vodafone shareholders, subject to a collar arrangement with a floor price of $47.00 and a cap price of $51.00 that will determine the maximum and minimum number of shares to be issued upon closing of the transaction. In addition, Verizon will issue $5.0 billion in notes payable to Vodafone, and Verizon will sell its 23.1 percent minority stake in Vodafone Omnitel N.V. to Vodafone for $3.5 billion. The remaining $2.5 billion of the transaction value will be a combination of other consideration.

Guggenheim Securities, LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Paul J. Taubman served as lead financial advisors to Verizon, and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC also rendered fairness opinions in connection with the transaction. Barclays and BofA Merrill Lynch served as financial advisors to Verizon. Wachtell, Lipton, Rosen & Katz and Macfarlanes LLP are serving as transaction counsel to Verizon, and Debevoise & Plimpton LLP is advising Verizon on its debt financing.

Conference Call

Verizon executives will hold a conference call for investors and analysts to discuss further details of this transaction at 8 a.m. Eastern time tomorrow, September 3. There will also be a live webcast of the call on Verizon’s Investor Relations website, www.verizon.com/investor, where presentation materials will be posted. Dial-in numbers are 888-455-3018 for domestic callers, and 773-799-3816 for international callers; the passcode is “VERIZON.”

A replay of the webcast will be available within two hours after the call. The webcast will be accessible on Verizon’s Investor Relations Web site, www.verizon.com/investor.

About Verizon Wireless

Founded in 2000 as a joint venture of Verizon and Vodafone, Verizon Wireless reported $75.9 billion in operating revenues in 2012 and $39.5 billion in the first half of 2013. Operating income margin was 28.7 percent in 2012 and 32.6 percent in the first half of 2013. EBITDA service margin (non-GAAP) was 46.6 percent in 2012 and 50.1 percent in the first half of 2013.

Verizon Wireless is the largest U.S. wireless company, with 100.1 million retail connections as of the end of the second quarter of 2013. It operates the country’s largest 4G LTE (advanced wireless broadband) network, which, as of July 2013, was available to 301 million people in 500 markets across the U.S. As of the end of the second quarter of 2013, the company had 73,400 employees and operated more than 1,900 retail locations in the U.S.

Since 2000, Verizon Wireless has invested more than $80 billion in its network, and the company has consistently led the industry in network reliability and customer loyalty.

NOTE: See www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

About Verizon

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with more than 100 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries. A Dow 30 company with nearly $116 billion in 2012 revenues, Verizon employs a diverse workforce of 180,900. For more information, visit about.verizon.com.

FORWARD-LOOKING STATEMENTS

This communication contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transaction or events giving rise to termination the transaction agreement; adverse conditions in the U.S. and international economies; competition in our markets; material changes in available technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environments in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or significant litigation and any resulting financial impact not covered by insurance; significantly increased levels of indebtedness as a result of the proposed transaction; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of financing; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could affect earnings; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; and the inability to implement our business strategies. The foregoing list of factors is not exhaustive and there can be no assurance that the proposed transaction will in fact be consummated. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Verizon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission (the “SEC”) and those described in Vodafone’s Annual Reports, Reports of Foreign Private Issuer and other documents filed from time to time with the SEC. Except as required under applicable law, the parties do not assume any obligation to update these forward-looking statements.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or pursuant to an exemption from the registration requirements thereof.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Verizon Communications Inc. will file with the SEC a registration statement on Form S-4 containing a prospectus with respect to the Verizon securities to be offered in the proposed transaction (the “prospectus”) and a proxy statement (the “proxy statement”) with respect to the special meeting of the Verizon shareholders in connection with the proposed transaction. VODAFONE SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROSPECTUS AND VERIZON SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT, EACH TOGETHER WITH OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the prospectus, the proxy statement and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the prospectus, the proxy statement and other documents filed with the SEC by Verizon by contacting Verizon’s Assistant Corporate Secretary, Verizon Communications Inc., 140 West Street, 29th Floor, New York, New York 10007. These materials are also available on Verizon’s website, at www.verizon.com/investor.

PARTICIPANTS IN THE SOLICITATION

Verizon, Vodafone and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Verizon in respect of the proposed transactions contemplated by proxy statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of Verizon in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information regarding Verizon’s directors and executive officers is contained in Verizon’s Annual Report on Form 10-K for the year ended December 31, 2012 and its Proxy Statement on Schedule 14A, dated March 18, 2013, which are filed with the SEC. Information regarding Vodafone’s directors and executive officers is contained in Vodafone’s Annual Report on Form 20-F for the year ended December 31, 2012, which is filed with the SEC.

Verizon Media Contacts:

Jim Gerace

james.gerace@verizon.com

212-395-2355

Bob Varettoni

robert.a.varettoni@verizon.com

908-559-6388

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